Exhibit 99.1

Sonic Automotive, Inc. Reports Sequential Growth in Second Quarter Earnings

Continued Profit Improvement Driven by Rising Used Vehicle Volume, Parts and Service Margin Growth and

Ongoing Cost Reductions

CHARLOTTE, N.C. – July 28, 2009 – Sonic Automotive, Inc. (NYSE: SAH), the nation’s third-largest automotive retailer, today reported that 2009 second quarter adjusted earnings from continuing operations were $9.0 million, or $0.19 per diluted share. These adjusted results include charges related to the Company’s May 7, 2009 debt restructuring and impairment charges related to the General Motors’ bankruptcy as shown in the attached reconciliation table. The Company is still finalizing certain aspects of the accounting for its May 7, 2009 debt modification which it does not currently believe will have a material impact on reported results.

Profit Growth – Sequential profits up substantially

B. Scott Smith, the Company’s President, said, “Our results this quarter continue to demonstrate the effectiveness of the operational strategies we have been steadily implementing. Although industry new vehicle sales volume was at approximately the same level as first quarter, our sequential profits, after eliminating the restructuring items, were up substantially.”

Mr. Smith noted that the improvement was accomplished despite higher non-cash interest charges as a result of the Company’s recent debt restructuring. “While our SG&A expenses continue to decline both in absolute dollars and as a percentage of gross profit, our performance reflects much more than cost reductions. Our regional and dealership teams are actively focused on capturing incremental revenue despite a challenging economic environment.”

“The improving trends we’re seeing in almost every segment of our business underscore the fact that our business is not wholly dependent on new vehicle sales volume. All these factors point to the future profit potential in our business model once the new vehicle sales environment rebounds.”

New Vehicles – Local market share continues to outperform the industry

Commenting on the Company’s new car sales, Mr. Smith noted, “We have been consistently implementing our sales strategy playbook, which includes comprehensive changes to advertising strategies, customer interaction and eCommerce initiatives. For the second consecutive quarter, our dealerships are taking market share and setting new vehicle share records in each of their local markets. This is being accomplished at the same time we are making significant reductions in our advertising spend. Our best practices are resulting in a more efficient ad spend and improved sales penetration.”

Used Vehicles – Dealerships continue to set used vehicle volume records

Overall used vehicle unit volume for the second quarter of 2009 was up 13% compared to the second quarter of 2008. Sequentially, used vehicle unit volume was up 20%. Jeff Dyke, the Company’s EVP of Operations, stated, “Our dealerships continue to set used vehicle volume records. We saw similar results in the first quarter compared to the industry.”

“Our increase in used car sales resulted from processes that we began implementing at our dealerships over two years ago. This is a long-term strategy that involves the patient implementation of both technology and technique. It is satisfying to see these improved results in a challenging economy. Many of our stores have seen their used car volume double since they began implementing the various phases of the used vehicle playbook. We believe there are further improvements available to us as we continue to refine it.”

Parts and Service – A developing story as margins begin to improve

Sonic’s same store parts and service revenue for the second quarter of 2009 was down approximately 3.3% from the same period last year, reflecting continued pressure from consumer spending pullbacks. That notwithstanding, the gross margin in Sonic’s parts and service business was up 50 basis points compared to the second quarter of 2008 and up 110 basis points compared to the first quarter of 2009.

Mr. Dyke stated, “The implementation of our operational playbook for parts and service is still in its infancy, but we are already seeing some of the results. We have added resources in key areas of this business and have introduced our dealerships to the first phase of our long-term strategy in this very critical segment of our business. Very similar to our used car strategy, we are able to see improvement almost immediately when these playbooks are introduced. Based on the improvement in the margin and the other early results, we are optimistic that this piece of our strategic playbook will be just as successful as those that are further along in their implementation.”

Presentation materials for the Company’s July 28, 2009 earnings conference call at 11:00 A.M. (Eastern) can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the right side of the monitor.

To access the live broadcast of the call over the Internet go to: www.ccbn.com or www.sonicautomotive.com

A live audio of the call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: 800-642-1687, International callers dial (706) 645-9291 Conference ID: 20547686.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is the nation’s third-largest automotive retailer, operating 154 franchises. Sonic can be reached on the web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to implementation of operating initiatives and future profit potential. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the Company’s annual report on Form 8-K filed May 28, 2009. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(in thousands, except per share, unit data and percentage amounts)

	Second Quarter Ended		Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008
Revenues
New retail vehicles	$644,502	$940,704	$1,228,907	$1,811,642
Fleet vehicles	61,669	118,782	115,372	224,773
Total new vehicles	706,171	1,059,486	1,344,279	2,036,415
Used vehicles	361,452	346,650	668,944	686,748
Wholesale vehicles	30,685	74,835	64,257	151,383

Total vehicles	1,098,308	1,480,971	2,077,480	2,874,546
Parts, service and collision repair	257,751	266,484	512,631	531,061
Finance, insurance and other	36,552	49,145	69,361	96,096

Total revenues	1,392,611	1,796,600	2,659,472	3,501,703
Total gross profit	241,834	282,358	472,258	556,988
SG&A expenses	(192,753)	(219,622)	(385,139)	(436,386)
Impairment charges	(3,793)	(116)	(3,825)	(333)
Depreciation and amortization	(8,806)	(8,270)	(16,444)	(15,277)

Operating income	36,482	54,350	66,850	104,992
Interest expense, floor plan	(5,156)	(10,535)	(10,045)	(22,603)
Non-cash interest expense, convertible debt	(3,643)	(2,656)	(6,262)	(5,294)
Interest expense, other, net	(22,122)	(13,804)	(38,190)	(24,944)
Other income, net	20	30	63	94

Income from continuing operations before taxes	5,581	27,385	12,416	52,245
Income tax provision	(2,512)	(10,954)	(5,587)	(20,898)

Income from continuing operations	3,069	16,431	6,829	31,347
Discontinued operations:
Loss from operations and the sale of discontinued franchises	(4,168)	(9,796)	(6,833)	(12,702)
Income tax (provision) benefit	1,125	2,582	1,708	3,197

Loss from discontinued operations	(3,043)	(7,214)	(5,125)	(9,505)

Net income	$26	$9,217	$1,704	$21,842

Basic:
Weighted average common shares outstanding	40,968	40,432	40,536	40,603
Earnings per share from continuing operations	$0.07	$0.40	$0.17	$0.76
Loss per share from discontinued operations	($0.07)	($0.18)	($0.13)	($0.23)

Earnings per share	$0.00	$0.22	$0.04	$0.53

Diluted:
Weighted average common shares outstanding	41,604	40,645	40,974	40,857
Earnings per share from continuing operations	$0.07	$0.40	$0.17	$0.75
Loss per share from discontinued operations	($0.07)	($0.18)	($0.13)	($0.23)

Earnings per share	$0.00	$0.22	$0.04	$0.52

Gross Margin Data (Continuing Operations):
Retail new vehicles	7.1%	7.4%	7.1%	7.4%
Fleet vehicles	3.6%	1.4%	4.0%	1.8%
Total new vehicles	6.8%	6.8%	6.8%	6.8%
Used vehicles retail	8.0%	8.9%	8.6%	9.1%
Total vehicles retail	7.2%	7.3%	7.4%	7.3%
Wholesale vehicles	(4.3%)	(2.3%)	(2.3%)	(1.8%)
Parts, service and collision repair	50.3%	49.8%	49.8%	49.6%
Finance, insurance and other	100.0%	100.0%	100.0%	100.0%
Overall gross margin	17.4%	15.7%	17.8%	15.9%
SG&A Expenses (Continuing Operations):
Personnel	$110,765	$125,322	$219,393	$248,669
Advertising	10,446	15,226	20,599	29,588
Facility rent	22,305	19,176	44,664	41,479
Other	49,237	59,898	100,483	116,650

Total	$192,753	$219,622	$385,139	$436,386

SG&A Expenses as % of Gross Profit
Personnel	45.8%	44.4%	46.5%	44.6%
Advertising	4.3%	5.4%	4.4%	5.3%
Facility rent	9.2%	6.8%	9.5%	7.4%
Other	20.4%	21.2%	21.3%	20.9%

Total	79.7%	77.8%	81.6%	78.3%

Operating Margin %	2.6%	3.0%	2.5%	3.0%

	Second Quarter Ended			Six Months Ended
Unit Data (Continuing Operations):	6/30/2009		6/30/2008	6/30/2009		6/30/2008
New retail units	19,306		28,747	36,693		54,380
Fleet units	2,590		4,501	4,829		8,800
Used units	19,449		17,247	35,702		34,173
Wholesale units	4,895		9,554	10,802		18,923
Average price per unit:
New retail vehicles	$33,384		$32,724	$33,492		$33,314
Fleet vehicles	23,810		26,390	23,891		25,542
Used vehicles	18,585		20,099	18,737		20,096
Wholesale vehicles	6,269		7,833	5,949		8,000
Other Data:
Same store revenue percentage changes:
New retail	(31.5%	)		(32.3%	)
Fleet	(48.1%	)		(48.7%	)
Total New Vehicles	(33.3%	)		(34.1%	)
Used	4.3%			(2.7%	)
Parts, service and collision repair	(3.2%	)		(3.7%	)
Finance, insurance and other	(25.3%	)		(27.6%	)
Total	(22.5%	)		(24.2%	)

Balance Sheet Data:
	6/30/2009		12/31/2008 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$5,163		$6,971
Receivables, net	185,473		247,025
Inventories	790,101		916,837
Assets held for sale	203,577		406,576
Other current assets	22,037		16,822

Total current assets	1,206,351		1,594,231
Property and Equipment, Net	379,033		369,892
Goodwill, Net	402,999		327,007
Other Intangibles, Net	80,100		82,328
Other Assets	31,462		32,087

TOTAL ASSETS	$2,099,945		$2,405,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Floor plan notes payable	$754,752		$921,023
Other current liabilities	213,634		277,938
Liabilities associated with assets held for sale	79,517		199,482
Current maturities of long-term debt	87,420		738,447

Total current liabilities	1,135,323		2,136,890
LONG-TERM DEBT	644,260		—
OTHER LONG-TERM LIABILITIES	99,823		71,132
STOCKHOLDERS’ EQUITY	220,539		197,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,099,945		$2,405,545

(1)	Restated for the adoption effects of FSP APB 14-1.

Reconciliation of Non-GAAP Information

(amounts in millions, except per share data)

	Q2 2009	Diluted EPS
Income From Continuing Operations - Adjusted	$9.0	$0.19
Debt Restructuring and Impairment Charges	(5.9)	(0.12)

Income From Continuing Operations - GAAP	$3.1	$0.07